UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            May 16, 2018

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the Quarterly Report on Form 10-Q of AMREP Corporation (the “Company”) for the quarter ended January 31, 2018, which was filed with the Securities and Exchange Commission on March 19, 2018, regarding the Development Loan Agreement (the “Loan Agreement”) entered into between BOKF, NA dba Bank of Albuquerque (“Lender”) and Lomas Encantadas Development Company LLC (“LEDC”), an indirect subsidiary of the Company, in which Lender agrees to lend up to $4,750,000 to LEDC on a non-revolving line of credit basis to partially fund the development of certain residential lots within the Lomas Encantadas subdivision. The outstanding principal amount under the Loan Agreement as of January 31, 2018 was approximately $638,000.

On March 22, 2018, LEDC became obligated for approximately $777,000 received from Lender under the Loan Agreement. On April 24, 2018, LEDC became obligated for approximately $472,000 received from Lender under the Loan Agreement. On May 16, 2018, LEDC became obligated for approximately $164,000 received from Lender under the Loan Agreement. The outstanding principal amount under the Loan Agreement as of May 16, 2018 was approximately $2,051,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: May 17, 2018	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer